For Immediate Release                                               Exhibit 99.1

Steve Hodge
MediaLogic
508-695-2006

               MEDIALOGIC ANNOUNCES FISCAL YEAR END MARCH 31, 1998
                FINANCIAL RESULTS AND THIRD QUARTER RESTATEMENT

     Year End Results and Restatement not to Affect New Management Team's Business Objectives

Plainville, MA-June 26, 1998-MediaLogic, Inc. (AMEX:TST), a developer and supplier of automated data tape libraries, announced today that net sales for the fourth quarter and fiscal year ended March 31, 1998 were $402,294 and $1,370,669 as compared to $671,669 and $3,644,478 for the respective periods in the prior year. The net losses for the fourth quarter and the fiscal year were $1,439,683 and $4,613,430 versus net losses of $963,063 and $4,122,288 posted for the previous comparable periods. The losses for the quarter and fiscal year ended March 31, 1998 include non-cash interest charges of $103,420 and $756,698, respectively, related to convertible debentures issued as part of financings in March and October 1997. Losses per share were $.13 and $.57 for the quarter and fiscal year ended March 31, 1998, compared to losses per share of $.15 and $.66 for the comparable periods in the prior year.

The company also reported that it has restated the results for the third quarter of the fiscal year. Certain products sold by the company were returned subsequent to the issuance of the company's financial statements for the quarter ended December 31, 1997. The restatement reflects the reversal of these product sales, recorded in the third quarter, consisting primarily of initial production tape library units which, despite efforts by the Company to remedy customers' concerns regarding the units, payment was not received and the product was subsequently returned. Net sales for the third quarter ended December 31, 1997 have been restated to $200,749 compared to $450,749 previously reported. The net loss for the third quarter has been restated to $1,075,117 compared to $950,117 previously reported. These third quarter losses resulted in a $.13 loss per share compared to a loss of $.11 per share previously reported.

Fiscal year 1998 results reflect research and development expenses for prototype inventory, corporate reorganization costs and the restatement of third quarter net sales. The restatement did not impact fourth quarter revenues. Fourth quarter revenues reflect record sales of its automated tape library units which incorporate Sony AIT tape technology.

Greg Scorziello, appointed president and CEO of MediaLogic in February 1998, stated "MediaLogic has undergone significant change since March 1998. The company completed a successful private placement for the express purpose of re-engineering the product, revitalizing and reorganizing the management team, which included the appointment of all new corporate officers and vice presidents and the repositioning of the company and the product. The results of these changes have already begun to pay off

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with confirmed orders and shipments of our second generation product which addresses the unique tape backup needs of the mid-market segment."

Scorziello continued "MediaLogic anticipates that the majority of its projected revenue will come from library sales incorporating compact tape technology, a market projected to grow at over a 30% compound annual growth rate, from $300 million to $1.5 billion, from 1996-2002, according to a recent Freeman Report."

Scorziello added, "We believe that MediaLogic is well positioned to take advantage of the growing desire of the mid-size company to employ technologies that incorporate ease of use and a built-in capability to grow and evolve as business needs change."

The Company wishes to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking statements under the Act. Such forward-looking statements may include, but are not limited to, statements regarding development and sales of the Company's tape library product line. The Company cautions that numerous factors could cause actual results to differ materially from any forward-looking statements made by the Company.

The Company does not fully satisfy all of the American Stock Exchange guidelines for continued listing and there is no assurance listing will be continued.

MediaLogic, founded in 1982, is a leading developer and manufacturer of innovative storage solutions, which automate and simplify the centralization and security of business data. Located in Plainville, Massachusetts, MediaLogic's headquarters can be reached at 508-695-2006, or http://www.medialogicinc.com.

Media Logic, Inc.

Quarter and fiscal year ended March 31, 1998

STATEMENTS OF OPERATIONS

                                                    Quarter ended                      Fiscal year ended
                                                      March 31,                            March 31,

                                                 1998           1997                  1998           1997
                                            ------------------------------       ------------------------------
Net sales                                         $402,294       $671,669            $1,370,669     $3,644,478
                                            ------------------------------       ------------------------------

Gross margin                                        35,595        242,546               375,860      1,198,295

S, G & A                                           911,797        775,539             2,837,931      3,596,325

R & D                                              464,728        491,853             1,423,804      1,808,145

Other income                                         4,667         15,660                29,143         83,887

Interest expense-convertible debentures            103,420              0               756,698              0
                                            ------------------------------       ------------------------------

Pre-tax loss                                   (1,439,683)    (1,009,186)           (4,613,430)    (4,122,288)

Taxes                                                    0       (46,122)                     0              0
                                            ------------------------------       ------------------------------

Net loss                                       (1,439,683)      (963,064)           (4,613,430)    (4,122,288)
                                            ==============================       ==============================

Basic and diluted loss per share                    (0.13)         (0.15)                (0.57)         (0.66)
                                            ==============================       ==============================

Weighted average shares outstanding             10,931,642      6,318,853             8,149,352      6,271,463
                                            ==============================       ==============================

BALANCE SHEETS

                                                   3/31/98        3/31/97

                                            ------------------------------
                  Assets
Current assets:

  Cash & short-term investments                   $155,348     $2,382,875
  Receivables                                      375,215        813,993
  Inventories                                    3,822,238      3,563,482
  Other                                              1,500          1,000

Property & equipment, net                          278,439        469,080
Deferred financing costs                           157,720      1,711,829
Other assets                                         6,037         30,696
                                            ------------------------------

Total assets                                    $4,796,497     $8,972,955
                                            ==============================
    Liabilities & Stockholders' Equity

Accounts payable                                  $673,660     $1,107,732
Accrued expenses                                   283,553        293,238

Convertible subordinated debentures                348,199      3,266,663

Common stock                                       112,845         63,209
Paid-in capital                                 24,327,502     20,577,945
Retained deficit                              (20,949,262)   (16,335,832)
                                            ------------------------------

Total liabilities & stockholders' equity        $4,796,497     $8,972,955

                                            ==============================


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